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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 7, 1997, which appears in the 1996 Annual Report to Stockholders of Union Camp Corporation, which is incorporated by reference in Union Camp Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which is listed in Item 14(a)(2) of such Annual Report on Form 10-K. We also consent to the reference to us under the heading 'Experts' in such Prospectus.

                                          PRICE WATERHOUSE LLP

Morristown, NJ
October 20, 1997